UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ZBB ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

October 22, 2012

Dear Shareholder,

Material was recently mailed to you with regard to the upcoming annual shareholders meeting, scheduled to be held on Wednesday, November 7, 2012.

According to the records at your broker, you have not yet voted your shares.

Your vote is very important, and cannot be voted on certain proposals unless you specifically provide your instructions.

Please see the enclosures that will provide you with easy and immediate methods to vote at the meeting.

If you have any questions or would like additional copies of the materials, please call our proxy solicitation agents, The Laurel Hill Advisory Group, LLC toll-free at (888) 742-1305.

Thank you for your vote!

Sincerely,

Eric C. Apfelbach, Chief Executive Officer and President

Will Hogoboom, Secretary and CFO

N93 W14475 Whittaker Way	PO Box 2047
Menomonee Falls WI 53051	Kardinya WA 6163
Tel: (262) 253 9800 Fax: (262) 253 9822	240 Barrington Street
Bibra Lake WA 6163
Tel: (08) 9494 2055 Fax: (08) 9494 2066

www.zbbenergy.com